Exhibit 10(b)

                        CONSENT TO ASSIGNMENT
                       AND ASSUMPTION OF LEASE
                       AND TRI-PARTY AGREEMENT


          THIS CONSENT TO ASSIGNMENT AND ASSUMPTION OF
   LEASE AND TRI-PARTY AGREEMENT is made and entered into this ___ day of July, 1995 ("Consent"), by and between BAXTER HEALTHCARE CORPORATION, a Delaware corporation ("Baxter") which is the successor in interest to Baxter Diagnostics, Inc., a Delaware corporation ("Baxter Diagnostics"), DADE INTERNATIONAL, INC., a Delaware corporation ("Dade") and CORDIS CORPORATION, a Florida corporation ("Cordis").

                        W I T N E S S E T H:

          WHEREAS, Baxter Diagnostics and Cordis entered into that certain lease agreement (the "Lease") dated August 23, 1991, a copy of which is attached as Exhibit A, pursuant to which Cordis leased certain property located at 10555 West Flagler Street, Miami, Florida, including a building consisting of approximately 220,000 square feet of net rentable area and other related improvements (collectively the "Leased Premises") to Baxter Diagnostics;

          WHEREAS, the Leased Premises are owned of record by American Real Estate Holdings Limited Partnership, a
   Delaware limited partnership ("American");

          WHEREAS, Cordis derives its interest in the Leased Premises pursuant to that certain lease agreement dated March 1, 1979 and amended June 25, 1980 (the "Prime Lease"), a copy of which is attached as Exhibit B, by and between Cordis and Olympia and York Florida Equity Corp. (predecessor in interest to American);

          WHEREAS, Cordis, Baxter Diagnostics and American entered into that certain agreement dated April 2, 1992
   (the "Tri-Party Agreement") in order to comply with certain requirements of the Prime Lease;

          WHEREAS, by agreement dated December 20, 1994
   (the "Assignment"), a copy of which is attached as Exhibit C, Baxter Diagnostics assigned to Dade all of its rights, benefits, privileges, duties, liabilities and obligations under and pursuant to the Lease and the Tri-Party Agreement, and Dade acquired all of Baxter Diagnostics' rights, benefits, and privileges, and is willing to assume all of Baxter Diagnostics' duties, liabilities and obligations under the Lease and the Tri-Party Agreement;

          WHEREAS, pursuant to the terms of the Assignment, Baxter Diagnostics expressly agreed and acknowledged that the Assignment would not affect, reduce or release Baxter Diagnostics from any obligations under the Lease or Tri-Party Agreement and, as such, Baxter Diagnostics remained a primary obligor under the Lease and Tri-Party Agreement at all times subsequent to the date of the Assignment;

          WHEREAS, Baxter Diagnostics was merged into Baxter, its sole shareholder, effective December 30, 1994;

          WHEREAS, pursuant to the merger of Baxter
   Diagnostics into Baxter, all of the rights and obligations of Baxter Diagnostics pursuant to the Lease and the Tri-Party Agreement were transferred to and assumed by Baxter and, as such, Baxter at all times both prior to and subsequent to the date of the Assignment remains a primary obligor under the Lease and Tri-Party Agreement;

          WHEREAS, the effectiveness of the Assignment is expressly conditional upon the consent of Cordis and American; and

          WHEREAS, subject to the provisions hereof and, with respect to American, subject to the conditions set forth on the conditional consent of American attached hereto, Cordis and American have agreed to consent to the transactions provided for in the Assignment.

          NOW, THEREFORE, for good and valuable
   consideration, the receipt and sufficiency of which are hereby acknowledged, Baxter, Dade and Cordis hereby agree as follows:

          Article 1.  Recitals.

          The parties hereto acknowledge and agree that the foregoing recitals are true and correct and are hereby incorporated into this Consent.

          Article 2.  Assignment.  Baxter expressly
   acknowledges and agrees that subsequent to the date of the Assignment Baxter shall continue to be responsible as a primary obligor for all of the obligations under the Lease and Tri-Party Agreement jointly and severally with Dade and that neither the Assignment nor this Consent shall relieve or release Baxter from any duties or obligations to Cordis or American thereunder or hereunder during the entire term of the Lease. Furthermore, Baxter acknowledges and agrees that in the event of a default by Dade under the Lease or Tri-Party Agreement, Cordis or American may, in their sole discretion, proceed against Baxter or Dade individually or Baxter and Dade jointly in order to remedy such default.

          Article 3.  Assumption.  Dade hereby confirms
   that as of the date of the Assignment, Dade shall be a primary obligor under the Lease and Tri-Party Agreement jointly and severally with Baxter, and Dade shall be bound by all of the terms thereof and undertake all of the obligations of Baxter therein occurring or arising on or after December 20, 1994. Dade shall not be responsible to any person for the discharge or performance of any duty or obligation pursuant to or in connection with the Lease occurring or arising prior to December 20, 1994.

          Article 4. Baxter's Representations. The Lease attached hereto as Exhibit A is a true and correct copy of the Lease, with all amendments thereto. The Lease is in full force and effect, and Baxter has no knowledge that there exists an event of default or that an event or act has occurred (including, without limitation, the execution, delivery or performance of this Agreement) which, with the giving of notice, the lapse of time or the happening of any other event or condition would become a default thereunder. Except for Cordis' consent under the Lease and the consent of American under the Prime Lease, no consent of any person is required in order for all the rights and privileges of Baxter under the Lease and the Tri-Party Agreement to be fully assigned to Dade, for all of the duties and obligations under the Lease and Tri-Party Agreement to be assumed by Dade and for the Lease and the Tri-Party Agreement to be as valid and enforceable by and against Dade on and after the date of the Assignment as it is by and against Baxter immediately prior to such time. Baxter has not violated any of the terms and conditions of the Lease or the Tri-Party Agreement and, to the best of Baxter's knowledge, all of the covenants to be performed by every other party thereto as of the date hereof have been fully performed in all material respects.

          Article 5. Cordis Consent. In consideration of and reliance on Baxter's express agreement to remain primarily and jointly and severally responsible with Dade (also as a primary obligor) for all duties and obligations under the Lease and Tri-Party Agreement, Cordis hereby consents to the transactions provided for in the Assignment.

          Article 6.  Third Party Beneficiary.  Cordis,
   Baxter and Dade hereby acknowledge and agree that American is an intended third party beneficiary of this Consent and shall be entitled to enforce the same; provided, however, that nothing herein shall create, expand or amend or modify any existing obligation of American under the Prime Lease or the Tri-Party Agreement and, further provided, that nothing herein shall create, expand or amend or modify any existing right of American with respect to Cordis under the Prime Lease or the Tri-Party Agreement.

          Article 7.  Notice.  Any notice, statement,
   demand or other communication required or permitted to be given, rendered or made to Dade under the Tri-Party
   Agreement shall be addressed as follows and made pursuant to Section 10 of the Tri-Party Agreement:

               Attention:  General Counsel
               1717 Deerfield Road
               Deerfield, IL  60015
               Facsimile:  (708) 267-5376

          Article 8.  Miscellaneous.

               8.1  Severability.  Any provision of this
   Consent which is prohibited or unenforceable will be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof.

               8.2  Successors and Assigns.  This Consent
   will enure to the benefit of and be binding upon, and is intended solely for the benefit of, the parties hereto, and their respective successors and assigns; and no third party other than American will have any rights, privileges or other beneficial interest herein or hereunder.

               8.3  Governing Law.  This Consent is
   governed by and will be construed in accordance with the laws of the State of Florida, and in the event of any litigation concerning the terms of this Consent, proper venue thereof will be in Dade County, Florida.


          IN WITNESS WHEREOF, Baxter, Dade and Cordis have caused this Consent to be executed on the date first above written.

   WITNESSES:
                                BAXTER HEALTHCARE CORPORATION
                                a Delaware corporation



   ________________________        By: _________________________
                                   Print Name:__________________
   ________________________        Title:_______________________



                                   DADE INTERNATIONAL, INC., a
                                   Delaware corporation



   ________________________
                                   By: _________________________
                                   Print Name:__________________
   ________________________        Title:_______________________



                                   CORDIS CORPORATION, a Florida
                                   corporation



   ________________________
                                   By:__________________________
                                   Print Name:__________________
   ________________________        Title:_______________________



                         CONDITIONAL CONSENT



          In consideration and reliance on Baxter's express agreement to remain a primary obligor and to be jointly and severally responsible with Dade for all duties and obligations under the Lease and Tri-Party Agreement, American hereby consents to the transactions provided for in the Assignment, subject to the following conditions precedent:

          1. the consent of the current first mortgage lender of the Leased Premises to the Assignment;

          2. all of the statements, representations and obligations in connection with the Assignment shall be true, correct and accurate or fully performed, as the case may be;

          3. American's consent to the Assignment hereto shall not be deemed a consent to any further assignment, assumption or sublease of the Lease or Tri-Party Agreement, as applicable, or to any amendment, modification or supplement thereto;

          4. notwithstanding the above, in no event shall American's consent to the Assignment create or be construed to create any personal liability on the part of American to Cordis, Baxter or Dade under the Prime Lease, Tri-Party Agreement or the Assignment; and

          5.   the Assignment shall have been properly
   authorized and fully executed by each of Baxter and Dade and shall be enforceable against each in accordance with its terms, subject only to the usual bankruptcy, creditor's rights and equitable principles exclusions.

          All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in that certain Consent to Assignment and Assumption of Lease and Tri-Party Agreement dated July ___, 1995, by and between Cordis, Baxter and Dade.

   Dated:  July ___, 1995          AMERICAN REAL ESTATE HOLDINGS
                                      LIMITED PARTNERSHIP, a
                                      Delaware limited partnership


                              By:  American Property
                                   Investors, Inc., its
                                   sole general partner, a
                                   Delaware corporation


   ______________________              By:_____________________
   Witness
                                       Name:  Martin Hirsch
                                       Title:  Vice President

   _____________________
   Witness